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                                                                    EXHIBIT 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33 -53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold. Inc.) of our report dated February 9, 1998, relating to the financial statements for the year ended December 31, 1997, which is included in this Form 10-K.

/S/ PricewaterhouseCoopers LLP
March 30, 2000